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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated June 23, 2010 on the financial statements and financial highlights of the Columbia 120/20 Contrarian Equity Fund (formerly RiverSource 120/20 Contrarian Equity Fund), Columbia Recovery and Infrastructure Fund (formerly RiverSource Recovery and Infrastructure Fund), Columbia Retirement Plus 2010 Fund (formerly RiverSource Retirement Plus 2010 Fund), Columbia Retirement Plus 2015 Fund (formerly RiverSource Retirement Plus 2015 Fund), Columbia Retirement Plus 2020 Fund (formerly RiverSource Retirement Plus 2020 Fund), Columbia Retirement Plus 2025 Fund (formerly RiverSource Retirement Plus 2025 Fund), Columbia Retirement Plus 2030 Fund (formerly RiverSource Retirement Plus 2030
Fund), Columbia Retirement Plus 2035 Fund (formerly RiverSource Retirement Plus 2035 Fund), Columbia Retirement Plus 2040 Fund (formerly RiverSource Retirement Plus 2040 Fund) and Columbia Retirement Plus 2045 Fund (formerly RiverSource Retirement Plus 2045 Fund), of the RiverSource Series Trust included in the annual reports for the fiscal year ended April 30, 2010 incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A, No. 333-131683) of the RiverSource Series Trust as filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 22, 2010